                                                                     EXHIBIT 4.1

                   Form of 7% Convertible Subordinated Note
                   ----------------------------------------

                             WHITTAKER CORPORATION
                       7% Convertible Subordinated Note
                                due May 1, 2005

No. 1998-__

$1,000,000                                               Los Angeles, California
                                                                  April 24, 1995

     FOR VALUE RECEIVED, WHITTAKER CORPORATION, a Delaware corporation (as further defined below, the "Company"), promises to pay to [NAME OF HOLDER], a Delaware corporation ("[NAME]"), or registered assigns, the principal sum of One Million Dollars ($1,000,000), plus interest thereon, all as provided in this 7% Convertible Subordinated Note due May 1, 2005 (the "Note", and together with any notes issued upon transfer or exchange hereof pursuant to Section 9, the "Notes").

     The Company covenants and agrees as follows:

1.   Definitions.  For purposes of this Note, the following terms shall
     -----------
have the following meanings:

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar United States federal or state law for the relief of debtors.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California are not required to be open for banking business generally.

     "Capital Stock" means any and all shares, equity interests, equity participations or other equivalents (however designated) of corporate stock.

     "Change in Control" means any of the following with respect to the Company:
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          (a)   a Person or "group" (within the meaning of Sections 13(d) and
          14(d)(2) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act) of shares of Common Stock and any other shares of Capital Stock of the Company which have the right to vote on the election of any member of the Board of Directors of the Company, in circumstances where such Person or group
          (i) owns or is entitled to direct the disposition of and (ii) is entitled to exercise voting rights in respect of, an aggregate number of such shares representing more than 50% of the total voting power of all outstanding such shares, unless such beneficial ownership is approved by the Board of Directors of the Company prior to such acquisition; or

          (b) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the date of original issuance of this Note (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company has been approved by a majority (including any successors so approved) of the individuals constituting the Board of Directors of the Company at the date of original issuance of this Note) cease for any reason to constitute a majority of the Board of Directors of the Company.

     "Common Stock" means the common stock, $.01 par value, of the Company.

     "Company" means Whittaker Corporation, a Delaware corporation, unless and until a successor entity shall replace the Company as obligor hereunder, pursuant to the terms of this Note and thereafter shall mean such successor.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Default Rate" means a floating rate per annum equal on any day to the sum of (a) the prime rate as most recently published in The Wall Street
                                                         ---------------
     Journal, plus (b) two percent (2%).

     "Event of Default" shall have the meaning provided in Section 8.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles as in effect in the United States of America at the time such principles are being applied pursuant to this Note.

     "Holder" means [NAME], and following any transfers or exchanges hereof pursuant to Section 9, "Holders" shall mean the holders of Notes registered in the Note Register maintained by the Company pursuant to Section 9.2.

     "Indebtedness" of any Person means at any date, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (c) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto) which are issued pursuant to credit arrangements with banks or other financial institutions and which, if honored, will result in obligations for borrowed money, (d) to the extent not otherwise included, obligations arising under agreements or arrangements of such Person in connection with credit facilities with banks or other financial institutions which have been entered into to protect such Person from the effect of currency or interest rate fluctuations, and (e) all obligations of other Persons of the type described in clauses (a) through (d) above, which are guaranteed by such Person.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Material Subsidiary" means, at any time, a Subsidiary whose assets at such time exceed 5% of the assets of the Company and the Subsidiaries (on a consolidated basis).

     "Maturity Date" means May 1, 2005.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who, (i) in the case of an Opinion of Counsel to the Company, is reasonably acceptable to the Holder and (ii) in the case of an Opinion of Counsel to the Holder, is reasonably acceptable to the Company. The counsel may be internal counsel to the Company or to the Holder.

     "Person" means an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a governmental authority or any other entity.

     "Redeemable Capital Stock" means any Capital Stock of the Company that by its terms, or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed, or at the option of the holder repurchased, in whole or in part, by the Company or any of its Subsidiaries, or matures or would mature upon the happening of an event or the passage of time, or has, or upon the happening of an event or the passage of time would have, a sinking fund payment due, on or prior to the Maturity Date.

     "Redemption Date" when used with respect to any Note to be redeemed or repurchased by the Company, means the date fixed for such redemption or repurchase pursuant to this Note.

     "SEC" means the Securities and Exchange Commission, or any successor agency.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" means the principal of, and interest on (including, without limitation, any interest that would accrue but for the filing of a petition initiating any proceeding referred to in Section 5.3 hereof) and other amounts due on or in connection with any Indebtedness of the Company (other than, with respect to each Note, any other Note) now or in the future owing to any Person (other than a Subsidiary of the Company), whether outstanding on the date of issue of this Note or thereafter created, incurred or assumed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, Indebtedness of the kind described in this clause) unless, In the case of any particular Indebtedness, such Indebtedness provides by its terms that it shall not be senior in right of payment to the Notes.

     "Subsidiary" means (a) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a Subsidiary of the Company or by the Company and a Subsidiary of the Company or (b) any other Person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and a Subsidiary of the

     Company, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

     "Tangible Net Worth" means, as of any date, the excess of (i) total assets of the relevant Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP minus goodwill and any other items that are
                                   -----
     classified as "other intangibles" in accordance with GAAP, over (ii) the sum of (a) all liabilities of the such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) the amount, determined in accordance with GAAP, of any Redeemable Capital Stock which is issued and outstanding as of such date.

2.   Payment of Principal and Interest.
     ---------------------------------

     2.1  Interest. The Company shall pay the Holder interest on the principal
          --------
amount of this Note semiannually on May 1 and November 1 of each year, commencing November 1, 1995, at the rate of 7% per annum. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issue of this Note.

     2.2  Principal.  Except as otherwise provided in this Note, the Company
          ---------
shall pay the Holder the entire unpaid principal balance of this Note on the Maturity Date.

     2.3  Method of Payments.  All payments and prepayments of principal and
          ------------------
interest on this Note shall be made in U.S. Dollars by wire transfer of immediately available funds to such account as shall be specified by the Holder by written notice to the Company.

     2.4  Default Interest.  If the Company shall fail to pay the Holder any
          ----------------
amount owing under this Note when due, in addition to any other remedies the Holder may have hereunder or under applicable law, the Company shall pay interest on the amount in default from the due date to the date paid, at the Default Rate.

     2.5  Pro Rata Allocation of Payments.  If there is more than one Holder
          -------------------------------
of the Notes, the aggregate amount of any payment or prepayment of principal or interest on all the Notes at any time shall be allocated among the Holders of the Notes at the time outstanding in proportion to the unpaid principal amounts of the Notes respectively held by each such Holder.

     2.6  Payment Dates. Notwithstanding any provision of this Note to the
          -------------
contrary, any payment or prepayment on account of principal or interest on this Note which is due on a date which is not a Business Day shall be paid on the next succeeding Business Day, and the amount of interest included in such payment shall be computed to the date on which such payment is actually made.

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     3.   Prepayment.
          ----------

          3.1   Optional Redemption.
                -------------------
                (a) The Company may redeem this Note at any time, at its option, in whole or in part, at 100% of the principal amount redeemed, plus accrued interest to the Redemption Date, subject to compliance with this Section 3.1.

                (b) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed, in whole or in part. The notice shall identify the Notes to be redeemed and shall state:

                      (i)   the Redemption Date;

                      (ii) that Notes called for redemption must be surrendered to the Company for payment;

                      (iii) that unless the Company defaults in making the
                redemption payment, interest on any Note called for redemption shall cease to accrue on and after the Redemption Date; and

                      (iv) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the Redemption Date, and upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof will be issued.

                (c) Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date. Upon surrender to the Company, the principal balance of such Notes called for redemption shall be paid by the Company on the Redemption Date, plus accrued and unpaid interest to the Redemption Date.

                (d) Upon surrender of a Note that is to be redeemed in part, the Company shall issue to the Holder a new Note in principal amount equal to the unredeemed portion of the Note surrendered.

                (e) Notes called for redemption pursuant to this Section 3.1 shall remain subject to the subordination provisions of Section 5 hereof.

                (f) If the Company redeems this Note in whole or in part prior to May 4, 2002, the Company shall issue to Holder warrants to purchase the number of shares of Common Stock of the Company which would have been issued by the Company if Holder had elected to convert the principal amount of the Note subject to such redemption at the conversion price, as defined in Section 4.1. The exercise price of the warrants shall be equal to the conversion price, as defined in Section 4.1, and such warrants shall expire on May 4, 2002. The form of such warrant is attached hereto as Exhibit A.

          3.2   Repurchase at the Option of Holder.
                ----------------------------------

                (a) The Company covenants and agrees that, in the event of the occurrence of a Change in Control, each Holder will have the right, at such Holder's option, to require the Company to repurchase all, or any portion, of such Holder's Note on the Redemption Date selected as provided below, for an amount equal to the unpaid principal balance plus accrued and unpaid interest to the Redemption Date. Notes submitted for repurchase pursuant to this Section 3.2 shall remain subject to the subordination provisions of Section 5 hereof.

                (b) Unless the Company shall have theretofore called for redemption all the outstanding Notes, on or before the 30th day after the occurrence of a Change in Control, the Company shall mail to each Holder a written notice (the "Company Notice") describing the occurrence of the Change in Control and the repurchase right set forth herein arising as a result thereof, as well as stating the final date by which the Notes must be surrendered for repurchase, the last day on which an election to require repurchase must be revoked, the conversion price then in effect, the Redemption Date, and the procedure which the Holder must follow to elect repurchase, including the place at which the Notes must be surrendered. No failure of the Company to give the foregoing notice or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

                (c) To elect to require the repurchase of any Notes or portion thereof, the Holder will be required to surrender, on or before the Final Surrender Date (as defined below), at the Company's corporate headquarters as specified in the Company Notice, such Note to the Company, together with written notice in the form provided by the Company of the Holder's election to have the Company repurchase all or any portion of such Note specified in such notice. Election of repurchase by a Holder shall be revocable at any time prior to the Final Surrender Date by delivering written notice to that effect to the Company. For purposes of this Section 3.2, "Final Surrender Date" shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing to the Holders of the Company Notice and "Redemption Date" shall mean the date selected by the Company for the repurchase of the Notes, which date shall be not more than ten days after the Final Surrender Date.

               (d) If a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Holder on the Redemption Date the unpaid principal balance plus accrued interest to the Redemption Date; provided, however, that any
                                                   --------  -------
          installment of interest that matures on or prior the Redemption Date shall be payable to the Holders of such Notes according to the terms and provisions of Section 2.

          3.3  Default.  If any Note surrendered for redemption or repurchase
               -------
pursuant to Section 3.1 or 3.2 shall not be paid on the Redemption Date, the Note shall continue to bear interest from the Redemption Date at the Default Rate and each such Note shall remain convertible into Common Stock pursuant to
Section 4 until the date on which the entire unpaid principal balance and accrued interest shall have been paid to the Holder.

4.       Conversion of Notes.
         -------------------

         4.1  Conversion.  The Holder of this Note shall have the right, at
              ----------
its option, at any time up to and including April 25, 2005 (except that, with respect to any Note or portion of a Note which shall be called for redemption pursuant to Section 3.1 or repurchase pursuant to Section 3.2, such right shall terminate, except as provided in Section 3.3, at the close of business on the fifth Business Day prior to the Redemption Date fixed for such Note or portion of a Note), to convert, subject to the terms and provisions of this Section 4, all or any part (but not less than $1,000,000 or the unpaid principal balance of this Note, whichever is less) of the principal of this Note into shares of Common Stock of the Company, at the price of $16.97 per share; or, in case an adjustment of such price has taken place pursuant to the provisions of Section 4.3, then at the price as last adjusted (such price or adjusted price being referred to herein as the "conversion price"), upon surrender of the Note, the principal of which is so to be converted, accompanied by a conversion notice in the form provided (or separate written notice reasonably satisfactory to the Company) (hereinafter referred to as the "conversion notice") duly executed, to the Company at any time during usual business hours and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or its attorney duly authorized in writing. For convenience, the conversion of all or any portion of the principal of any Note into the Common Stock is hereinafter sometimes referred to as the "conversion" of such Note.

         4.2   Issuance of Common Stock.
               ------------------------

               (a) As promptly as practicable after the surrender, as herein provided, of any Note for conversion, the Company shall deliver or cause to be delivered to or upon the written order of the Holder of the Note so surrendered, certificates representing the number of fully paid and nonassessable shares of Common Stock into which such Note may be converted in accordance with the provisions of this Section 4. Such conversion shall be deemed to have been made at the close of business on the date that such Note shall have been surrendered for conversion with the conversion notice duly executed, so that the rights of the Holder of a Note as such Holder shall cease (including with respect to accrued but unpaid interest) at such time and, subject to the following provisions of this paragraph, the Person or Persons entitled to receive the shares of Common Stock upon conversion of such Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the conversion price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the conversion price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

               (b) Upon conversion of any Note which is converted in part only, the Company shall execute and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of such Note.

               (c) If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

               (d) Upon conversion of any Note as herein provided, the Common Stock issued upon such conversion shall be fully paid and nonassessable.

         4.3   Antidilution Provisions.  The conversion price shall be
               -----------------------
subject to adjustment from time to time as follows:

               (a) If the Company shall (i) pay a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the conversion price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Note surrendered for conversion after such time shall be entitled to receive the number of shares of Common Stock which it would have owned or been entitled to receive had such Note been converted immediately prior to such time. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subsections (b) and (c) below. Such adjustment shall be made successively whenever any event specified above shall occur.

               (b) If the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of its Common Stock (or securities convertible into shares of its Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in subsection (d) below) of a share of Common Stock on such record date, the conversion price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so offered for subscription or purchase would purchase at the Current Market Price per share (determined by multiplying such total number of shares by the exercise price of such rights or warrants (or by the applicable conversion price in the case of convertible securities) and dividing the product so obtained by such Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible). Shares of Common Stock owned by or held for the account of Company or its Subsidiaries shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights or warrants are not so issued, the conversion price then in effect shall be readjusted to the conversion price which would then be in effect if such record date had not been fixed.

               (c) If the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class of its Capital Stock other than its Common Stock or (ii) of evidences of its indebtedness or (iii) of other assets (excluding non-extraordinary cash dividends or distributions, and dividends or distributions referred to in subsection (a) above) or (iv) of rights or warrants to subscribe for or purchase its securities (excluding those referred to in subsection (b) above), then in each such case the conversion price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the Current Market Price per share on such record date, less the fair market value (as determined by the Board of Directors of the Company in good faith, and described in a resolution of the Board of Directors of the Company) of said shares or evidences of indebtedness or assets or rights or warrants so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such Current Market Price per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the conversion price then in effect shall be readjusted to the conversion price which would then be in effect if such record date had not been fixed.

               (d) For the purpose of any computation under subsections (b) and
         (c) above, the "Current Market Price" per share on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive trading days immediately preceding such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or national automated quotation system on which the Common Stock is listed or admitted to trading or quoted or, if not so listed or admitted to trading or quoted, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange firm selected from time to time by the Company for that purpose and reasonably satisfactory to the Holder. For purposes of this subsection (d), the term trading day shall not include any day on which securities are not traded on such exchange or in such market.

               (e) In any case in which this Section 4 shall require that an adjustment shall become effective immediately after a record date or an effective date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Note converted after such record date or effective date and before the occurrence of such event the additional shares issuable upon such conversion by reason of the adjustment required by such event over and above the shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 4.4, provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional shares and such cash upon the occurrence of the event requiring such adjustment.

               (f) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this subsection (f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

               (g) Whenever the conversion price is adjusted as provided in this
         Section 4.3, the Company shall promptly provide each Holder (i) an Officers' Certificate in the case of an adjustment pursuant to subsection (a) of this Section 4.3 or (ii) an Opinion of Counsel in the case of any other adjustment, in each case setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which Officers' Certificate or Opinion of Counsel, as the case may be, shall be prima facie evidence of the correctness of any such adjustment absent manifest error.

               (h) All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          4.4  Fractional Shares and Fractional Warrants.  No fractional
               -----------------------------------------
shares or fractional warrants or scrip representing fractional shares or fractional warrants shall be issued upon the conversion of any Note or the issuance of any warrants pursuant to Section 3.1(f) hereof. If the conversion of any Note or the issuance of any warrants pursuant to Section 3.1(f) hereof results in a fraction, the Holder shall be paid an amount equal to such fraction multiplied by the Current Market Price (determined as provided in Section 4.3(d)).

          4.5  Mergers, Etc.
               -------------

               (a) In case of any consolidation with or merger of the Company into another corporation (other than a merger or consolidation in which the Company is the continuing corporation), or in case of any sale, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall execute a supplemental instrument providing that the Holder of each Note then outstanding shall have the right thereafter to convert such Note into the kind and amount of shares of stock, other securities or property, including cash, receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance.

               (b) In case of (i) any reclassification or change of the shares of Common Stock of the Company issuable upon conversion of the Note or
          (ii) any consolidation with or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change of the shares of Common Stock issuable upon conversion of the Note (in each case, other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination subject to Section 4.3(a), but including any change in the shares of Common Stock into two or more classes or series of shares), the Company shall execute a supplemental instrument providing that the Holder of each Note then outstanding shall have the right thereafter to convert such Note into the kind and amount of shares of stock, other securities or property, including cash, receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, change, consolidation or merger.

               (c) Any supplemental instrument entered into pursuant to this
          Section 4.5 shall (i) where appropriate, state the conversion price in terms of one full share of Common Stock or one full share of the Capital Stock of any successor, leasing or purchasing corporation and
          (ii) provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. A copy of each such supplemental instrument shall be promptly provided to each Holder.

               (d) The above provisions of this Section 4.5 shall similarly apply to successive reclassifications and changes of shares and to successive consolidations, mergers, sales or conveyances.

          4.6  Reservation of Shares. The Company covenants that it will
               ---------------------
at all times reserve and keep available, free from pre-emptive rights, out of its authorized Common Stock, solely for the purpose of issue upon conversion of Notes as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Notes. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully paid and nonassessable. For purposes of this Section 4.6, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding Notes shall be computed as if at the time of computation all outstanding Notes were held by a single Holder.

          4.7   Corporate Action.
                ----------------

                (a) Before taking any action which would cause an adjustment reducing the conversion price below the then stated or par value of the shares of Common Stock issuable upon conversion of the Notes, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted conversion price.

               (b) The Company covenants that if any shares of Common Stock, required to be reserved for purposes of conversion of Notes hereunder, require registration with or approval of any governmental authority under any United States Federal or State law, or listing upon the New York Stock Exchange or any other applicable national securities exchange or quotation system, before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

          4.8  No Charge.  The issuance of certificates for shares of Common
               ---------
Stock upon the conversion of Notes shall be made without charge to the converting Holders for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Notes converted; provided, however, that the Company shall not be required to pay any securities transfer tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Notes converted, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that any such tax has been paid.

          4.9  Notice. If at any time the Company shall propose:
               ------

               (a) to pay any dividend or make any distribution on shares of its Common Stock in shares of its Common Stock or to fix a record date for the making of any other distribution (other than a non-extraordinary cash dividend or distribution) to all holders of shares of its Common Stock; or

               (b) to fix a record date for the issuance of rights or warrants to all holders of shares of its Common Stock entitling them to purchase any additional shares of its Common Stock or any other securities; or

               (c) to effect any reclassification or change of outstanding shares of its Common Stock, or consolidation or merger, or sale, lease or conveyance of property, requiring the execution of a supplemental instrument pursuant to Section 4.5; or

               (d) to effect any liquidation, dissolution or winding-up of the Company;

          then, and in any one or more of such cases, the Company shall cause notice thereof to be mailed to each Holder at such Holder's last address known to the Company at least 30 days prior to the date on which (i) the books of the Company shall close, or a record shall be taken, for such dividend, distribution or issuance of rights or warrants or (ii) such reclassification, change, consolidation, merger, sale, lease, conveyance, liquidation, dissolution or winding-up shall become effective, as the case may be.

          4.10  No Impairment.  The Company will not, by amendment of its
                -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed under this Section 4 by the Company, but will at all times in good faith assist in carrying out all of the provisions of this
Section 4 in order to protect the rights of the Holders of the Notes against impairment of the conversion rights provided for herein.

5.        Subordination.
          -------------

          5.1   Notes Subordinated to Senior Indebtedness.  The Company,
                -----------------------------------------
for itself and its successors, and each Holder of the Notes (whether upon original issuance or upon transfer or exchange thereof), by its acceptance of the Notes, accepts and agrees that the payment of the principal of and interest on and other amounts in respect of the Notes is subordinated and junior in right of payment, to the extent and in the manner provided in this Section 5, to the prior payment in full of all Senior Indebtedness.

          5.2   No Payment on Notes in Certain Circumstances.
                --------------------------------------------

                (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full in cash, or such payment duly provided for in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of principal of or interest on or other amounts in respect of the Notes or to acquire any of the Notes for cash or property, other than

          Capital Stock of the Company, or on account of the redemption or repurchase provisions of the Notes.

                (b) Upon the happening of an event of default (or if an event of default would result upon any payment with respect to the Notes) with respect to any Senior Indebtedness, as such event of default is defined therein or in any instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof and, upon written notice thereof given to the Company by the holders of such Senior Indebtedness ("Payment Notice"), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company or any Subsidiary with respect to the principal of or interest on or other amounts in respect of the Notes for cash or property (other than pursuant to conversion hereunder) or to acquire any of the Notes or on account of the redemption or repurchase and prepayment provisions of the Notes; provided, however, that this paragraph (b) shall not prevent the making of any payment for the longer of (x) 180 days after a Payment Notice shall have been given or (y) any period during which the Senior Indebtedness in respect of which such event of default exists has become due and payable in its entirety by reason of acceleration and such acceleration has not been rescinded or annulled and such Senior Indebtedness has not been paid in full in cash or such payment duly provided for in a manner satisfactory to the holders of such Senior Indebtedness. Notwithstanding the foregoing, not more than one Payment Notice may be given with respect to the same issue of Senior Indebtedness within a period of 360 consecutive days and no event of default in respect of any such Senior Indebtedness which existed or was continuing on the date of any Payment Notice shall be made the basis for the giving of a subsequent Payment Notice unless all events of default in respect of any such Senior Indebtedness existing or continuing on the date of such first Payment Notice shall have been cured or waived for 180 consecutive days after such date.

                (c) In furtherance of the provisions of Section 5.1, if, notwithstanding the foregoing provisions of this Section 5.2, any payment on or on account of the Notes shall be made by or on behalf of the Company and received by any Holder at a time when such payment was prohibited by the provisions of this Section 5.2, then unless and until such payment is no longer prohibited by this Section 5.2, such payment (subject to the provisions of Section 5.6 and 5.7) shall be held in trust for the benefit of and shall be immediately paid over to, the holders of Senior Indebtedness or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued, ratably according to the aggregate amount remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid. The Company shall give prompt written notice to each Holder of any event of default under any Senior Indebtedness or under any agreement pursuant to which Senior

          Indebtedness may have been issued which has not been cured or waived within any applicable grace period. Failure of the Company to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Section 5.

                (d) The Company hereby agrees promptly to notify the Holders of any event giving rise to subordination under Section 5.2(a) and promptly to deliver to the Holders a copy of any Payment Notice under
          Section 5.2(b), but the failure of the Company to do so shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Section 5.

          5.3  Notes Subordinated to Prior Payment of All Senior Indebtedness on
               -----------------------------------------------------------------
               Dissolution, Liquidation or Reorganization of Company.
               -----------------------------------------------------

               (a) Upon any payment or distribution of assets of the Company as a result of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or otherwise):

                  (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash, or to have such payment duly provided for in a manner satisfactory to them, of the principal and interest due thereon and other amounts due in connection therewith before the Holders shall be entitled to receive any payment on or on account of the Notes;

                  (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders would be entitled except for the provisions of this
          Section 5 shall be paid by the Company or by any liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness or to the trustee under any indenture under which Senior Indebtedness may have been issued, ratably to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Indebtedness; and

                  (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holders on or on account of the Notes before all Senior Indebtedness is paid in full in cash, or provision satisfactory to the holders of such Senior Indebtedness made for its payment, such payment or distribution (subject to the provisions of Sections 5.6 and 5.7) shall be received and held in trust for and shall, on demand, be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or to the trustee under any indenture under which Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness ratably until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Indebtedness; provided, however, that no Holder shall have an affirmative obligation to determine whether a payment or distribution received by it was appropriately made by the Company although the lack of knowledge of a Holder that a payment or distribution received by such Holder was not permitted under this
          Section 5.3(a) shall not affect the obligations of such Holder provided for above in this subparagraph (iii).

          (b) The Company shall give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of the Company. Failure of the Company to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this
     Section 5.

     5.4  Holders to Be Subrogated to Rights of Holders of Senior Indebtedness.
          --------------------------------------------------------------------
Subject to the payment in full of all Senior Indebtedness, the Holders of Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Section 5, which otherwise would have been made to the Holders, shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 5 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     5.5  Obligations of the Company Unconditional; Reliance on Judicial Order.
          --------------------------------------------------------------------

          (a) Nothing contained in this Section 5 or elsewhere in this Note is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect (except to the extent specifically provided above in Section 5.4) the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Note, subject to' the rights, if any, under this Section 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          (b) Upon any payment or distribution of assets of the Company referred to in this Section 5, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of a liquidating trustee or agent or of such court making any distribution to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.

     5.6  Notice; Holders Entitled to Assume Payments Not Prohibited in Absence
          ---------------------------------------------------------------------
of Notice.  The Company shall give prompt written notice to the Holders of
---------
any fact known to the Company which would prohibit the making of any payment to the Holders in respect of the Notes pursuant to this Section 5. No Holder shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment by the Company unless and until such Holder shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee therefor and, prior to the receipt of any such written notice, the Holder shall be entitled to assume that no such facts exist.

     5.7  Subordination Rights Not Impaired by Acts or Omissions of Company or
          --------------------------------------------------------------------
Holders of Senior Indebtedness.  No right of any present or future holders of
------------------------------
any Senior Indebtedness to enforce subordination as provided herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the Holders of the Notes and without affecting the provisions of this Section 5.

     5.8  Events of Default.  The failure of the Company to make a payment on
          -----------------
or on account of the Notes by reason of any provision of this Section 5 shall not be construed as preventing the occurrence of an Event of Default under
Section 8.1.

6.   Covenants.
     ---------

     6.1  Limitation on Dividends and Other Distributions and Payments.
          ------------------------------------------------------------
The Company will not declare or pay any dividend on, or make any distribution to the holders of any shares of Capital Stock of the Company, other than dividends or distributions payable in its Capital Stock (other than Redeemable Capital Stock), and neither the Company nor any Subsidiary will purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Company if at the time of such declaration, payment, distribution, purchase, redemption or other acquisition or retirement an Event of Default shall have occurred and be continuing, or would exist immediately after giving effect to such transaction, or if, at the time of such transaction, or after giving effect thereto, the Tangible Net Worth of the Company is or would be less than Fifteen Million Dollars ($15,000,000).

     6.2  Investment Company Act.  The Company will not register as, or conduct
          ----------------------
its business or take any action which shall cause it to become or be deemed to be, an "investment company" as defined under the Investment Company Act unless exempted from all provisions of the Investment Company Act. The Company will deliver to each Holder within 30 days after the date thereof written notice of any event which, but for the provisions of Rule 3a-2 (or any successor rule) under the Investment Company Act, would have caused the Company to be deemed an "investment company" as defined in the Investment Company Act.

     6.3   Liquidation.
           -----------

          (a) Subject to the provisions of Section 7, the Company will not convey, transfer or lease, all or substantially all of its assets unless, in the opinion of the Board of Directors of the Company, such conveyance, transfer or lease, considered together with all prior conveyances, transfers and leases of assets of the Company, would not materially and adversely affect the interest of the Holders of the Notes or the ability of the Company to meet its obligations under the Notes as they become due.

          (b) The Company shall not adopt a plan of liquidation which provides for the distribution of all or substantially all of the assets of the Company, or the proceeds of any disposition of all or substantially all of the assets, to the holders of Capital Stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations under the Notes as to the payment of principal and interest. Provision for such payments shall be deemed to have been made if there is an express assumption of the due and punctual payment of the Company's obligations under this Note and the performance and observance of all covenants and conditions to be performed by the Company hereunder, by the execution and delivery of a supplemental instrument in form satisfactory to the Holders by a Person which acquires or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company and which Person will have a Tangible Net Worth (immediately after the effectiveness of the distribution) at least equal to the Tangible Net Worth of the Company (immediately preceding the effectiveness of the distribution) and which is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; provided, however that the Company may not make any liquidating distribution until after it shall have certified to the Holders with an Officers' Certificate at least fifteen days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 6.3.

     6.4   Corporate Existence.  Except for any transaction in compliance with
           -------------------
Section 6.3 or Section 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Material Subsidiary in accordance with the respective organizational documents of each Material Subsidiary and the rights (charter and statutory) and franchises of the Company and its Material Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to the Material Subsidiaries any such existence, right or franchise if the Board of Directors of the Company, or the board of directors or managing partners of the Material Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Material Subsidiaries, taken as a whole.

     6.5   Compliance Certificate. The Company shall deliver to each Holder
           ----------------------
within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default by the Company in performing its covenants in this Note. If such signers do know of such a Default, the certificate shall describe the Default.

     6.6   Waiver of Stay, Extension or Usury Laws.  The Company covenants that
           ---------------------------------------
it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders but will suffer and permit the execution of every such power as though no such law had been enacted.

     6.7   SEC or other Reports.
           --------------------

          (a) So long as the Notes remain outstanding, the Company shall deliver to each Holder, promptly after filing with the SEC, copies of the quarterly and annual reports and of the proxy or information statements and other periodic or current reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

          (b) So long as the Notes remain outstanding, the Company shall cause its annual reports to stockholders to be mailed to the Holders at their addresses appearing in the Note Register maintained by the Company.

     6.8   Notice of Defaults.  If any Indebtedness of the Company or any of its
           ------------------
Material Subsidiaries is declared due and payable before its maturity because of the occurrence of any event of default (or any event which, with notice or the lapse of time, or both, shall constitute such event of default) under such Indebtedness, the Company will promptly give written notice to the Holders of such declaration, unless such declaration shall have been withdrawn.

7.   Successor Corporation.
     ---------------------

     7.1   When Company May Merge, Etc.  The Company shall not consolidate with
           ----------------------------
or merge with or into any other corporation or other Person or transfer or lease in a single transaction or through a series of transactions all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, unless:

           (a) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an assumption instrument supplemental hereto, executed and delivered to the Holder, in form satisfactory to the Holder, all the obligations of the Company under this Note;

           (b) the Person formed by such consolidation or surviving such merger or to which the properties and assets of the Company as an entirety or substantially as an entirety are transferred shall have Tangible Net Worth (immediately after giving effect to such transaction), equal to or greater than the lesser of (i) the Tangible Net Worth of the Company (immediately preceding such transaction) or (ii) Fifteen Million Dollars ($15,000,000).

           (c) immediately before and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

           (d) the Company shall have delivered to the Holder an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such assumption instrument comply with this Section 7.1 and that all conditions precedent herein provided relating to such transaction have been complied with.

     7.2   Successor Corporation Substituted.  Upon any consolidation or merger,
           ---------------------------------
or any transfer of all or substantially all of the assets of the Company in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note with the same effect as if such successor Person had been named as the Company herein.

8.   Default and Remedies.
     --------------------

     8.1   Events of Default. An "Event of Default" shall occur under this Note
           -----------------
if:

           (a) the Company defaults in the payment of interest on any Notes when the same becomes due and payable and the default continues for a period of five days;

           (b) the Company defaults in the payment of the principal of this Note when the same becomes due and payable (or, if such failure to pay is due solely to a failure of the wire transfer payments system and is not attributable to a failure of the Company to timely initiate (or attempt to initiate) payment, within one Business Day of the due date thereof), at maturity, upon redemption (including any redemption or repurchase contemplated by Section 3.1 or 3.2 hereof) or otherwise;

           (c) the Company fails to comply with any of its other agreements contained in the Notes and the failure continues without cure for the period of sixty (60) days after notice from the Holder to the Company specifying the failure in reasonable detail; provided, however, that the failure to comply with any of the agreements in Sections 6.1, 6.2, 6.3 or 7 shall constitute an Event of Default without notice or right to cure;

           (d) there shall be a default under any Indebtedness or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Subsidiary, whether such Indebtedness now exists or shall hereafter be created, which default extends beyond any period of grace provided with respect thereto and which default relates to (i) the obligation to pay the principal of or interest on any such indebtedness or (ii) an obligation other than the obligation to pay the principal of or interest on any such Indebtedness, and the effect of such default is to cause such Indebtedness to become due and payable prior to its stated maturity (unless such default has been cured or waived, or any acceleration with respect thereto has been rescinded, within 15 days after such acceleration); provided, however, that no default under this clause (d) shall exist if all such outstanding defaults at any particular time do not relate to such Indebtedness with an aggregate principal amount of at least $10,000,000 (it being understood that the principal amount of any agreement to hedge currency or interest rate fluctuations that constitutes Indebtedness of the Company or any Subsidiary hereunder shall be determined on a "marked to market" basis);

           (e) the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (i) becomes insolvent, (ii) fails generally to pay its debt as they become due, (iii) admits in writing its inability to pay its debts generally as they become due, (iv) commences a voluntary case or proceeding, (v) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (vi) consents to or acquiesces in the institution of bankruptcy or insolvency against it, (vii) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of it or for any substantial part of its property, or (viii) makes a general assignment for the benefit of its creditors;

           (f) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Material Subsidiary, (ii) appoint a Custodian of the Company or any Material Subsidiary or for any substantial part of its property or (iii) order the winding-up or liquidation of the affairs of the Company or any Material Subsidiary; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against the Company or any Material Subsidiary and such petition, application or proceeding is not dismissed within 60 days; or any warrant of attachment is issued against any substantial part of the property of the Company or any Material Subsidiary which is not released within 60 days of service; or

           (g) final judgments (not covered by insurance) for the payment of money which in the aggregate at any time exceed $10,000,000 shall be rendered against the Company or any Material Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable.

     8.2   Acceleration. If an Event of Default (other than an Event of Default
           ------------
specified in Section 8.1(e) or (f)) occurs and is continuing, the Holder may, by notice to the Company, declare the entire principal balance and accrued interest to the date of acceleration on this Note then outstanding (if not then due and payable) to be due and payable and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in
Section 8.1(e) or (f) occurs, the entire principal balance of this Note and accrued interest on this Note then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Holder. A delay or omission by the Holder in exercising any right or remedy accruing upon a Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     8.3   Other Remedies.  If an Event of Default occurs and is continuing, the
           --------------
Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on this Note (subject to Section 8.2) or to enforce the performance of any provision of this Note, subject to the rights, if any, under Section 5 of the holders of Senior Indebtedness in respect of cash, property or securities received upon exercise of any such remedy.

     8.4   Collection Costs.  Subject to Section 5, the Company shall pay on
           ----------------
demand all costs and expenses, including reasonable attorneys' fees and costs, if any, incurred by the Holder in connection with the enforcement of this Note.

9.   Issuance, Registration, Transfer and Replacement of Notes.
     ---------------------------------------------------------

     9.1   Issuance of Notes.  This Note, and any Note or Notes issued upon
           -----------------
transfer or exchange hereof, are issuable only in fully registered form, without coupons, in minimum denominations of $1,000,000 (or such lesser amount as shall remain outstanding after any partial prepayment, partial conversion or other discharge of a portion of this Note).

     9.2   Note Register.  The Company shall maintain at its corporate
           -------------
headquarters a register in which it shall register the names, addresses (and, if different, addresses for delivery of notices and payments of principal and interest, including the location and account numbers of any bank accounts designated by the registered Holders to receive payments by wire transfer) and taxpayer identification numbers of the registered Holders of the Notes and details with respect to the issuance, transfer and exchange of Notes (the "Note Register").

     9.3   Restriction on Transfer.  This Note may not be transferred, assigned
           -----------------------
or otherwise disposed of or hypothecated in aggregate principal amounts less than $1,000,000; provided that if due to any partial prepayment, partial
                 --------
conversion or other discharge of a portion of this Note, the aggregate principal amount of this Note shall be less than $1,000,000, this Note may be transferred, assigned or otherwise disposed of or hypothecated in its entirety.

     9.4   Transfer.  All Notes presented for registration of transfer or
           --------
exchange shall be duly endorsed or be accompanied by appropriate written instruments of transfer, and thereupon the Company will issue in the name of the transferee or transferees, in exchange therefor, a new Note or Notes having identical terms and provisions and in a like aggregate principal amount in authorized denominations; provided, however, that the Company shall not be
                          --------  -------
required to register the transfer of any Note (or any part of a Note) which has been called for redemption or repurchase pursuant to Sections 3.1 or 3.2 during the period of 15 days before the mailing of notice of such redemption or repurchase to the Holders and ending at the close of business on the day of such mailing.

     9.5   Removal of Legend.  [Intentionally Omitted]
           -----------------

     9.6   Charges.  No service charge shall be imposed upon a Holder of a Note
           -------
in connection with any transfer or exchange of such Note, but the Company may require payment of a sum sufficient to cover any tax or governmental charge arising in connection therewith.

     9.7   Persons Deemed Owners.  Prior to due presentment of a Note for
           ---------------------
registration of transfer, the Company may treat the registered Holder of such Note as the owner of such Note for all purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary.

     9.8.  Mutilated, Lost, Stolen or Destroyed Notes.  In case any Note shall
           ------------------------------------------
become mutilated or destroyed, lost or stolen, and upon the satisfaction by the registered Holder thereof of the requirements of this Section 9.8 for a substituted

Note, the Company shall execute and deliver a new Note having identical terms and provisions and in like principal amount, in exchange and substitution for the mutilated Note or in lieu of and substitution for the Note destroyed, lost or stolen. In the case of loss, theft or destruction, the registered Holder shall furnish to the Company such indemnity as may be required to save it harmless and shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. In the case of mutilation, the registered Holder shall surrender such mutilated Note to the Company for cancellation thereof. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or surrendered by the Holder for repayment shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note).

     9.9   Book Entry.  In the event that The Depository Trust Company or any
           ----------
similar depository provides for book-entry settlement and clearance for privately placed securities, the Company may elect, at its option, upon not less than 30 days prior written notice sent by first-class mail to the registered Holder of this Note at its address for notices as it appears in the Note Register, to permit or to cause such Holder to exchange this Note for a Note in book-entry form. The manner of such exchange and any related terms of such book-entry Note will be described in such notice.

     9.10  Information.  The Company agrees (a) to make available upon request
           -----------
such information required by Rule 144A (d)(4) as may be required to enable resales of this Note to be made pursuant to Rule 144A and (b) when requested by a registered Holder, will use its reasonable best efforts to facilitate any proposed resales of Notes to "qualified institutional buyers," identified by such Holder, pursuant to Rule 144A. Further, the restrictions upon resales and other transfers of this Note, as set forth in Sections 9.3 and 9.5 of this Note, may be modified from time to time, with notice to the registered Holder hereof, to reflect any amendment to Rule 144A or change in the interpretation thereof or practices thereunder.

10.  Miscellaneous.
     -------------

     10.1  Interpretation.  The headings in this Note are included for ease of
           --------------
reference only and shall not control or affect the meaning or construction of any of the provisions of this Note. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

     10.2  Notices.  All notices to the Company under this Note shall be in
           -------
writing and addressed to the Company at Whittaker Corporation, 1955 N. Surveyor Avenue, Simi Valley, California 93063-3386, Attention: Chief Financial Officer, or to such other address as the Company may specify by notice to the registered Holders of Notes. All notices to the Holders under this Note shall be sent by registered or certified mail, return receipt requested, to their addresses for notices as they appear in the Note Register.

     10.3  Binding Effect.  Any action by the registered Holder of this Note
           --------------
shall bind all future Holders of this Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Company in pursuance of such action.

     10.4  Applicable Law.  This Note shall be governed by and construed in
           --------------
accordance with the laws of the State of California applicable to agreements made and to be wholly performed in such State.

     10.5  No Recourse Against Others.  No director, officer, employee,
           --------------------------
stockholder or incorporator, as such, of the Company, shall have any liability for any obligations of the Company under this Note or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

     10.6  No Adverse Interpretation of Other Agreements.  This Note may not be
           ---------------------------------------------
used to interpret another note or other evidence of Indebtedness or any indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such other note or evidence of Indebtedness, or any such indenture, loan or debt agreement, may not be used to interpret this Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers thereunto duly authorized and its corporate seal or a facsimile thereof to be imprinted hereon.

                                           WHITTAKER CORPORATION


                                           By: /s/ John K. Otto
                                               -------------------------------
                                               John K. Otto
                                               Chief Financial Officer
[SEAL]

Attest: /s/ Lynne M. O. Brickner
        -----------------------------
         Lynne M. O. Brickner
         Secretary

Dated:   As of April 24, 1995

                               CONVERSION NOTICE

TO WHITTAKER CORPORATION
          The undersigned registered Holder of this Note hereby irrevocably exercises the option to convert this Note No. 1998-__ below designated, into shares of Common Stock of WHITTAKER CORPORATION in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Note representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                                Dated:
If different from that of
registered Holder, print
name and address (including
zip code) of person in              ___________________________________
whose name the Common Stock                  Signature of Holder(s)
will be issued:

                                    Social Security       Principal Amount to be
                                   or other taxpayer      Converted:
_____________________________     identifying number      $
         (Name)                              Signature(s) Guaranteed


_____________________________
        (Address)


_____________________________

                                   ASSIGNMENT

TO WHITTAKER CORPORATION

          FOR VALUE RECEIVED the undersigned registered Holder hereby sells, assigns and transfers unto


   PLEASE INSERT SOCIAL SECURITY OR
 OTHER IDENTIFYING NUMBER OF ASSIGNEE
|                                    |
|                                    |
|                                    |
________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)


________________________________________________________________________________
the within Note No. 1998-__, and all rights thereunder, hereby irrevocably constituting and appointing


_________________________________________________________________ Attorney to
transfer said Note No. 1998-__ on the Note Register of the Company, with full power of substitution in the premises

Dated:                                           _______________________________

                                                                       EXHIBIT A
                                                                       ---------

                                                              [DATE OF ISSUANCE]

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES
          LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED
                OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS
                 OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE

                              WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                             WHITTAKER CORPORATION

                             VOID AFTER MAY 4, 2002

          THIS CERTIFIES that, for value received, [NAME OF HOLDER] ("Warrant Holder"), is entitled, subject to the terms of Section 1 hereof, to subscribe for and purchase from Whittaker Corporation, a Delaware corporation (the "Company"), at the price of [the conversion price of the 7% Convertible Subordinated Note due May 1, 2005, dated April 24, 1995, in effect on the date of issuance of the Warrant] per share, or in case an adjustment of such price has taken place pursuant to the provisions of Section 2 hereof, then at the price as last adjusted (such price or adjusted price, hereinafter called the "Warrant Price"), up to [the principal amount of the 7% Convertible Subordinated Note due May 1, 2005, dated April 24, 1995, being redeemed, divided by the Warrant Price in effect on the date of issuance of the Warrant] fully paid, nonassessable shares of Common Stock, $.01 par value, of the Company ("Common Stock"), or in case an adjustment in the number of shares of Common Stock has taken place pursuant to Section 2 hereof, then such adjusted number of shares of Common Stock, subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including, without limitation, the provisions of Section 3 hereof.

          1.   Exercise of Warrant.
               -------------------

               (a) This Warrant shall be exercisable at any time or from time to time after the date of issuance on or prior to May 4, 2002. This Warrant may be exercised by the Warrant Holder hereof, in whole or in part (but not for less than the number of shares of Common Stock determined by dividing $1,000,000 by the Warrant Price, or the total number of shares of Common Stock subject to the Warrant, whichever is less), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the principal executive offices of the Company (or at such other agency or office of the Company in the United States as it may designate by notice in writing to the Warrant Holder at the address of the Warrant Holder appearing on the books of the Company), and by payment to the Company of the Warrant Price, in cash, by wire transfer in immediately available funds, or by certified or official bank check, for each share of Common Stock being purchased.

               (b) As promptly as practicable after the exercise of rights represented by the Warrant, the Company shall deliver or cause to be delivered to the Warrant Holder certificates representing the number of fully paid and nonassessable shares of Common Stock so purchased. Such exercise shall be deemed to have been made at the close of business on the date that the Warrant shall have been exercised with the subscription form duly executed, so that the rights of the Warrant Holder as such holder shall cease at such time and, subject to the following provisions of this paragraph, the Warrant Holder shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time, and such exercise shall be at the Warrant Price in effect at such time; provided, however, that no such exercise on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Warrant Holder as the record holder of such shares of Common Stock on such date, but such exercise shall be effective to constitute the Warrant Holder as the record holder thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such exercise shall be at the Warrant Price in effect on the date that such Warrant shall have been exercised, as if the stock transfer books of the Company had not been closed.

           (c) If the Warrant shall be exercised in part, then the Company shall, upon surrender of the Warrant to the Company, issue a new Warrant entitling the Warrant Holder to subscribe for and purchase, on the terms hereof, the number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock subject to subscription and purchase pursuant to the Warrant being surrendered and (ii) the number of shares of Common Stock being purchased pursuant to such partial exercise.

           (d) If the last day for the exercise of the Warrant shall not be a Business Day, then the Warrant may be exercised on the next succeeding Business Day.

      2.   Antidilution Provisions.
           -----------------------

      The Warrant Price and the number of shares of Common Stock issuable upon exercise of the Warrant shall be subject to adjustment from time to time as follows:

           (a) If the Company shall (i) pay a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock,
(ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, (x) the number of shares of Common Stock issuable upon exercise of the Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrant Holder upon exercise of the Warrant after such time shall be entitled to receive the number of shares of Common Stock which the Warrant Holder would have owned or been entitled to receive had the Warrant been exercised immediately prior to such time and (y) the Warrant Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to the adjustment in the preceding clause (x) and of which the denominator shall be the number of shares of Common Stock issuable upon exercise of the Warrant immediately after the adjustment in the preceding clause (x). Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subsections (b) and (c) below. Such adjustment shall be made successively whenever any event specified above shall occur.

           (b) If the Company shall fix a record date for the issuance of rights or warrants (other than this Warrant or replacements thereof) to all holders of its Common Stock entitling them to subscribe for or purchase shares of its Common Stock (or securities convertible into shares of its Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in subsection (d) below) of a share of Common Stock on such record date, (i) the Warrant Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction ("Fraction B"), of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so offered for subscription or purchase would purchase at the Current Market Price per share (determined by multiplying such total number of shares by the exercise price of such rights or warrants (or by the applicable conversion price in the case of convertible securities) and dividing the product so obtained by such Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible); and (ii) the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted immediately thereafter so that such number shall equal the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior thereto multiplied by the reciprocal of Fraction B. Shares of Common Stock owned by or held for the account of Company or its Subsidiaries shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights or warrants are not so issued, the Warrant Price then in effect shall be readjusted to the Warrant Price which would then be in effect if such record date had not been fixed.

           (c) If the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class of its Capital Stock other than its Common Stock or (ii) of evidences of its indebtedness or (iii) of other assets (excluding non-extraordinary cash dividends or distributions, and dividends or distributions referred to in subsection (a) above) or (iv) of rights or warrants to subscribe for or purchase its securities (excluding those referred to in subsection (b) above and other than this Warrant or replacements thereof), then in each such case (x) the Warrant Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction ("Fraction C"), of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the Current Market Price per share on such record date, less the fair market value (as determined by the Board of Directors of the Company in good faith, and described in a resolution of the Board of Directors of the Company) of said shares or evidences of indebtedness or assets or rights or warrants so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such Current Market Price per share; and
(y) the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted immediately thereafter so that such number shall equal the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior thereto multiplied by the reciprocal of Fraction C. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Warrant Price then in effect shall be readjusted to the Warrant Price which would then be in effect if such record date had not been fixed.

           (d) For the purpose of any computation under subsections (b) and (c) above, the Current Market Price per share on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive trading days immediately preceding such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or national automated quotation system on which the Common Stock is listed or admitted to trading or quoted or, if not so listed or admitted to trading or quoted, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange firm selected from time to time by the Company for that purpose and reasonably satisfactory to the Warrant Holder. For purposes of this subsection (d), the term "trading day" shall not include any day on which securities are not traded on such exchange or in such market.

           (e) In any case in which this Section 2 shall require that an adjustment shall become effective immediately after a record date or an effective date for an event, the Company may defer until the occurrence of such event issuing to the Warrant Holder upon exercise of the Warrant after such record date or effective date and before the occurrence of such event the shares issuable upon such exercise. If such adjustment results in a reduction of the Warrant Price, the Company shall return to the Warrant Holder the difference between the amount previously received by the Company from the Warrant Holder in connection with such exercise and such lesser amount due as a result of such reduction in the Warrant Price. If such adjustment results in an increase in the Warrant Price, the Warrant Holder shall deliver to the Company the difference between such greater amount due in connection with such exercise as a result of such increase in the Warrant Price and the amount previously received by the Company in connection with such exercise.

           (f) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this subsection (f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

           (g) Whenever the Warrant Price and number of shares of Common Stock issuable upon exercise of the Warrant are adjusted as provided in this Section 2, the Company shall promptly provide the Warrant Holder (i) an Officers' Certificate in the case of an adjustment pursuant to subsection (a) of this
Section 2 or (ii) an Opinion of Counsel in the case of any other adjustment, in each case setting forth the Warrant Price and number of shares of Common Stock issuable upon exercise of the Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which Officers' Certificate or Opinion of Counsel, as the case may be, shall be prima facie evidence of the correctness of any such adjustment absent manifest error.

           (h) All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      3.   Fractional Shares.  No fractional shares or scrip representing
           -----------------
fractional shares shall be issued upon the exercise of the Warrant.

      4.   Mergers, Etc.
           -------------

           (a) In case of any consolidation with or merger of the Company into another corporation (other than a merger or consolidation in which the Company is the continuing corporation), or in case of any sale, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall execute a supplemental instrument to this Warrant providing that the Warrant Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock, other securities or property, including cash, receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance.

           (b) In case of (i) any reclassification or change of the shares of Common Stock of the Company issuable upon exercise of this Warrant or (ii) any consolidation with or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (in each case, other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination subject to
Section 2(a), but including any change in the shares of Common Stock into two or more classes or series of shares), the Company shall execute a supplemental instrument to this Warrant providing that the Warrant Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock, other securities or property, including cash, receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger.

           (c)  Any supplemental instrument entered into pursuant to this
Section 4 shall (i) where appropriate, state the Warrant Price in terms of one full share of Common Stock or one full share of the Capital Stock of any successor, leasing or purchasing corporation and (ii) provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. A copy of each such supplemental instrument shall be promptly provided to each Warrant Holder.

           (d) The above provisions of this Section 4 shall similarly apply to successive reclassifications and changes of shares and to successive consolidations, mergers, sales or conveyances.

      5.   Reservation of Shares.  The Company covenants that it will at all
           ---------------------
times reserve and keep available, free from pre-emptive rights, out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of the Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully paid and nonassessable.

     6.   Corporate Action.
          ----------------

          (a) Before taking any action which would cause an adjustment reducing the Warrant Price below the then stated or par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Warrant Price.

          (b) The Company covenants that if any shares of Common Stock, required to be reserved for purposes of exercise of the Warrant hereunder, require registration with or approval of any governmental authority under any United States Federal or State Law, or listing upon the New York Stock Exchange or any other applicable national securities exchange or quotation system, before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

     7.   No Charge.  The issuance of certificates for shares of Common Stock
          ---------
upon the exercise of the Warrant shall be made without charge to the Warrant Holder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of the Warrant Holder.

     8.   Notice.  If at any time the Company shall propose:
          ------

          (a) to pay any dividend or make any distribution on shares of its Common Stock in shares of its Common Stock or to fix a record date for the making of any other distribution (other than a non-extraordinary cash dividend or distribution) to all holders of shares of its Common Stock; or

           (b) to fix a record date for the issuance of rights or warrants (other than this Warrant or replacements thereof) to all holders of shares of its Common Stock entitling them to purchase any additional shares of its Common Stock or any other securities; or

           (c) to effect any reclassification, subdivision or combination of outstanding shares of its Common Stock; or

           (d) to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall cause notice thereof to be mailed to the Warrant Holder at the Warrant Holder's last address known to the Company at least 30 days prior to the date on which (i) the books of the Company shall close, or a record shall be taken, for such dividend, distribution or issuance of rights or warrants or (ii) such reclassification, subdivision, combination, liquidation, dissolution or winding-up shall become effective, as the case may be.

     9.    No Stockholder Rights or Liabilities.  This Warrant shall not entitle
           ------------------------------------
the Warrant Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Warrant Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Warrant Holder, shall give rise to any liability of the Warrant Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     10.   No Impairment.  The Company will not, by amendment of its Certificate
           -------------
of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed under this Warrant by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant in order to protect the rights of the Warrant Holder against impairment of the exercise rights provided for herein.

     11.   Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is
           --------------------------------------------
lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     12.   Notices.  All notices, requests and other communications required or
           -------
permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by national overnight courier service or by certified or registered mail, postage prepaid and addressed, if to the Warrant Holder, to the Warrant Holder at the address shown on the records of the Company or at such other address as shall have been furnished to the Company by notice from the Warrant Holder and, if to the Company, addressed to the Company at 1955 North Surveyor Avenue, Simi Valley, California 93063, Attention: President, or at such other address as shall have been furnished to the Warrant Holder by notice from the Company.

     13.   Definitions.  Except as otherwise expressly defined herein,
           -----------
capitalized terms used in this Warrant shall have the same meaning as defined in that certain 7% Convertible Subordinated Note, dated April 24, 1995.

     IN WITNESS WHEREOF, WHITTAKER CORPORATION, has executed this Warrant on and as of the day and year first above written.

                                           WHITTAKER CORPORATION


                                           By: ________________________________
                                                [Title]
[Corporate Seal]

Attest:


        ___________________________
         [Secretary]

                        SUBSCRIPTION FORM TO BE EXECUTED
                          UPON EXERCISE OF THE WARRANT
                                                               Date_____________
To Whittaker Corporation:

          The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase _______ shares of Common Stock covered by such Warrant, and herewith tenders $________ in full payment of the purchase price for such shares.

                                          [NAME OF HOLDER]

                                          By ___________________________________

                                          Address ______________________________

                                          ______________________________________